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FORUM MERGER III CORPORATION

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In connection with the previously announced business combination (the “Business Combination”) between Forum Merger III Corporation (“Forum”) and Electric Last Mile, Inc. (“ELM”), ELM sponsored a post by Electrek on Electrek’s website as part of Electrek’s Electric Vehicle Spotlight series. Below is a copy of the sponsored post, which is being filed herewith as soliciting material.

HEADLINE: Electric Vehicle Spotlight (EVS): Electric Last Mile Solutions

SUBTITLE: The Darkhorse of EV Start Ups: Expected to Launch the First Class 1 EV This Year

Today Electrek turns its spotlight to the up-and-coming EV company, Electric Last Mile (ELMS), which is targeting one of the hottest EV markets: commercial fleets. While most new EV companies are years away from production, ELMS, headquartered in the suburbs of Detroit and solely focused on the commercial space, plans to launch the first Class 1 EV later this year at a price point of $25,000 after federal tax credits. With an experienced management team, expected deliveries this year and more than 45,000 non-binding pre-orders, ELMS is certainly an EV company to watch.

To take on the established OEMs and new entrants, the company built a unique business model focused on three key value propositions: a lower total cost of ownership (TCO), connectivity and customization. Enabling these is ELMS’ use of existing platforms of third-party commercial EVs already on the road in international markets.

Altogether this helped ELMS gain the interest of a special purpose acquisition company (SPAC), and ELMS is now in the process of merging with Forum Merger III Corporation (Forum). The merger is expected to close some time in the second quarter of 2021, after which the combined company will be listed on The Nasdaq Capital Market under the ticker ELMS.

Experienced Leadership Team

One thing that stands out from many of the other EV startups is the execution focus and deep automotive experience of ELMS’ leadership team. ELMS was co-founded by James Taylor and Jason Luo. Taylor had a 30-year career at GM, ultimately serving as President of Cadillac and CEO of Hummer. For the last decade, he’s been leading various EV startups, serving as Chairman and CEO of AMP Electric Vehicles (later Workhorse Group), and as an executive at Karma Automotive. Luo spent nearly a decade in positions of increasing responsibility at, and ultimately served as CEO of, Key Safety Systems, one of the largest, global automotive safety companies. During his time there he helped engineer the U.S. entrance for Korean OEMs on the safety side and oversaw the acquisition of Takata after an airbag recall and the company’s bankruptcy. He then became Chairman and CEO of Ford China, where he oversaw all operations for the 1.2 million vehicle business. Luo also currently serves as Chairman of Accuride Corporation, a large truck wheels and components supplier.

The expected ELMS board of directors following the completion of the business combination is also comprised of automotive and tech industry experts, most notably Richard Peretz, the former CFO of UPS; Shauna McIntyre, CEO of LiDAR solutions company Sense Photonics, and the former Program Lead for Google’s automotive services program; and Brian Krzanich, CEO of CDK Global and former Intel Corporation CEO. Of note, while at Intel, Krzanich led the acquisition of autonomous driving technology company, Mobileye N.V.

A Unique Business Model and Approach

ELMS is taking a different approach than many other EV startups. Rather than engineer its vehicles from the ground up, ELMS plans to use existing platforms from other vehicle manufacturers as the foundation for its vehicle designs. By starting with these third-party platforms, subsystems and components, ELMS expects to quickly get to market with reliable vehicles, an important value consideration for fleets, while potentially saving hundreds of millions of dollars on product engineering, validation testing and capital-intensive manufacturing tooling and processes.

This strategy is expected to enable ELMS to bring its vehicles to market at cost-effective prices for EVs – $25,000 after the federal tax credit for their Class 1 Urban Delivery vehicle. That’s nearly the same price as its gas competitors, with the added benefit of an expected lower comparative total cost of ownership over the lifecycle of the ELMS vehicle.

ELMS’ main engineering task is to make sure its vehicles meet all U.S. federal safety and compliance requirements. The company often references how Japanese and Korean carmakers used a similar play to enter the U.S. and dominate the small car market. And we know how successful that strategy turned out to be.

In many ways, the ELMS business model is similar to that of Dell. With relatively low cost structures for hardware, engineering and manufacturing, ELMS can put its dollars towards services and customization for its customers – from vehicle upfitting to connectivity and data solutions.

The Commercial EV Landscape: Expected to be The First Class 1 EV

ELMS’ product portfolio strategy targets commercial delivery vehicles spanning from the Class 1 commercial vehicle market segment to the Class 3 commercial vehicle market segment, which together represent the majority of the last mile market. The industry categorization is based on gross vehicle weight: Class 3 includes vehicles with a maximum gross vehicle weight between 10,001 and 14,000 pounds; Class 2 includes vehicles with a maximum gross weight between 6,001 and 10,000 pounds; and Class 1 includes vehicles with a maximum gross vehicle weight of 6,000 pounds.

While there have been many EV announcements in Classes 2 and 3, including the Ford eTransit, Brightdrop, Amazon/Rivian and Arrival, the ELMS Urban Delivery appears to be the only Class 1 EV expected to come to market in the near term (Canoo has announced its Class 1 MDPV but full-scale production is not anticipated to begin until 2023).

The Urban Delivery’s main competitors at launch are expected to be the Ford Transit Connect and the Ram ProMaster City. These are all gas vehicles with both passenger and commercial variants, which adds to engineering costs, and they are manufactured overseas. The ELMS Urban Delivery van is not only expected to be the first EV in the Class 1 segment, but it is expected to be the only pure-play commercial vehicle (no passenger variant) and the sole Class 1 EV assembled in the U.S. at launch.

With 170 cubic feet of anticipated cargo space, ELMS’ Urban Delivery is expected to offer approximately 34% more space than the current leading (based on customer sales) Class 1 gas competitor. With an estimated $25,000 price tag after federal tax credits, the Urban Delivery is expected to come to market at nearly the same acquisition cost as its Class 1 segment competitors. ELMS also believes that its Urban Delivery could take a bite out of the Class 2 segment, where vehicles typically start around $35,000 MSRP and at cargo volumes beginning at about 180 cubic feet.

According to the company’s estimates, the Urban Delivery will also have one of the lowest total costs of ownership, with projected per vehicle lifetime savings of $19,000 versus the current Class 1 leader, the Ford Transit Connect, and $36,000 versus the current Class 2 leader, the Ford Transit.

In the second half of 2022, ELMS plans to begin commercial production of its larger Class 3 truck, the Urban Utility. The Urban Utility will have an expected acquisition cost of $35,000 after federal tax credits and will target both Class 2 and Class 3 competitors.

The ELMS Urban Delivery Van

As mentioned, the ELMS Urban Delivery is expected to have a cargo capacity of 170 cubic feet, compared to 125 cubic feet for the Ford Transit Connect.

The main components of the electric powertrain are expected to be technologies that are already in-market, bolstering ELMS’ value proposition of proven vehicle reliability. According to ELMS, the Urban Delivery is expected to launch with a 42kW battery supplied by Contemporary Amperex Technology Co., Limited (CATL) that has already been through validation testing and is in use in other vehicles today. This is the same lithium-iron phosphate (LFP) chemistry battery supplied to Tesla in China for the Model 3. LFP chemistry batteries, which are understood to be more stable and cost-effective than cobalt or nickel batteries, are expected to be ideal for fleets which prioritize reliability and price. The battery pack is expected to give the Urban Delivery an estimated range of 150 miles, far exceeding the daily average of 45-60 miles driven by Class 1 fleet vehicles. ELMS also plans to localize numerous components over the coming years.

The Urban Delivery is also expected to arrive with the company’s ELMS Air connectivity suite. The company is partnering with Geotab, a global leader in IoT and connected transportation with over 2.2 million vehicles using its technology, to provide turnkey telematics solutions for fleets. In partnership with Geotab, ELMS plans to provide fleet customers with a suite of connectivity services, from real-time vehicle visibility to geo-location, average speed and battery health monitoring. Its vehicles are also expected to have the optionality to serve as Wi-Fi hotspots, and ELMS plans to introduce one of the first over-the-air (OTA) update solutions in the Class 1 segment, with the goal of assisting fleets in maximizing vehicle uptime.

An Integrated Manufacturing and Customization Model

In connection with its proposed business combination with Forum, ELMS plans to acquire the former AM General Mishawaka, Indiana Electric Vehicle Assembly Plant from SF Motors Inc. (d/b/a SERES), who previously purchased the facility in 2017 to produce a crossover electric SUV. ELMS will benefit from the more than $20 million SF Motors already spent in retooling the facility for electric vehicle production and intends to re-employ those who were laid off from the plant due to the COVID-19 pandemic. The plant has a long history of agile manufacturing, having produced a number of different vehicles including the Hummer H2 and Mercedes-Benz R-Class.

Because ELMS only plans for light, modular assembly, it can avoid the capital-intensive stamping, welding and painting processes. This is expected to make its capital expenditures and time to launch a fraction of what a new EV company or car program typically requires. With production of the Urban Delivery expected to begin late in the third quarter of this year, ELMS expects to deliver the first Class 1 EV in the U.S. market, assembled here in the U.S.

ELMS also intends to utilize open space in the plant to streamline the customization process by bringing vehicle upfitters inside the facility. When fleets order vehicles, they require specific upfitting to customize the vehicles to their use-case: for example, adding bins and racks for e-commerce package delivery or specific configurations needed for cable company vehicles. This requires OEMs to ship vehicles to a highly fragmented industry of upfitters who then ultimately ship the completed vehicles to the dealer or end-customer. From order to delivery, this process can take up to 130 days. ELMS uniquely plans to integrate upfitting partners into its facility to create a more efficient, one-stop-shop for customization needs. ELMS expects its integrated customization process will reduce both time and cost, while providing one warranty and a single point of contact for customers.

Over 45,000 Pre-Orders

According to its latest announcement, ELMS has over 45,000 non-binding pre-orders for its Class 1 Urban Delivery EV. Rather than a single major customer relationship, ELMS has a portfolio of pre-order customers as it works to sell both direct and through a number of channels, including fleet management companies, commercial dealers and upfitters. These, in turn, manage on behalf of or supply vehicles to company fleets. ELMS notes that while the pre-orders are non-binding agreements, they are just the first step in the process. As part of its customer process, ELMS will continue working with pre-order customers to finalize specific duty-cycle requirements and allocation schedules as it seeks to obtain binding purchase orders and as it prepares for the anticipated start of production later this year. ELMS has seen its pre-orders grow from approximately 30,000 to over 45,000 over the last several months, reflecting the broader demand for fleet electrification.

ELMS In Summary

ELMS has been under the radar, but Electrek thinks that will change soon as the story gets out and the company gets closer to completing its business combination with Forum.

ELMS is in many ways the antithesis of the other EV startup companies – its van isn’t necessarily sexy, it’s not promising ground-breaking technology and it’s not headquartered in Silicon Valley. But it has a differentiated business model, its vehicles aren’t CGI and the company seems focused on value and providing the lowest possible TCO. The expert management team is zeroed-in on execution and on quality, efficiency, and the development of strong customer relationships.

Electrek is excited to see what comes next for ELMS as they work towards becoming a public company and getting vehicles on the road later this year.

Forward-Looking Statements

This sponsored post includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forum’s and ELMS’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Forum’s and ELMS’s expectations with respect to future performance and anticipated financial impacts of the previously announced business combination of Forum and ELMS (the “business combination”), the satisfaction of the closing conditions to the business combination, the size, demands and growth potential of the markets for ELMS’s products and ELMS’s ability to serve those markets, ELMS’s ability to develop innovative products and compete with other companies engaged in the commercial delivery vehicle industry and/or the electric vehicle industry, ELMS’s ability to attract and retain customers, the estimated go to market timing and cost for ELMS’s products, the implied valuation of ELMS and the timing of the completion of the business combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Forum’s and ELMS’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement and plan of merger (“Merger Agreement”) relating to the business combination or could otherwise cause the business combination to fail to close; (2) the inability of ELMS to (x) execute the transaction agreements for the Carveout Transaction (as defined below) that are in form and substance acceptable to Forum (at Forum’s sole discretion), (y) acquire a leasehold interest or fee simple title to the Indiana manufacturing facility or (z) secure key intellectual property rights related to its proposed business; (3) the outcome of any legal proceedings that may be instituted against Forum or ELMS following the announcement of the business combination; (4) the inability to complete the business combination, including due to failure to obtain approval of the stockholders of Forum or other conditions to closing in the Merger Agreement; (5) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the business combination; (6) the inability to obtain the listing of the common stock of the post-acquisition company on the Nasdaq Stock Market or any alternative national securities exchange following the business combination; (7) the risk that the announcement and consummation of the business combination disrupts current plans and operations; (8) the inability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the business combination; (10) changes in applicable laws or regulations; (11) the possibility that ELMS may be adversely affected by other economic, business, and/or competitive factors; (12) the impact of COVID-19 on the combined company’s business; and (13) other risks and uncertainties indicated from time to time in the proxy statement filed relating to the business combination, including those under the “Risk Factors” section therein, and in Forum’s other filings with the SEC. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that Forum and ELMS consider immaterial or which are unknown. Forum and ELMS caution that the foregoing list of factors is not exclusive. Forum and ELMS caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. ELMS is currently engaged in limited operations only and its ability to carry out its business plans and strategies in the future are contingent upon the closing of the proposed business combination. The consummation of the business combination is subject to, among other conditions, (i) the execution and effectiveness of transaction agreements by ELMS with SF Motors, Inc. (d/b/a SERES) (“SERES”), including as contemplated by the term sheet entered into by ELMS and SERES, that are each in form and substance acceptable to Forum (at Forum’s sole discretion), (ii) the acquisition by ELMS of a leasehold interest or fee simple title to the Indiana manufacturing facility prior to the business combination, and (iii) the securing by ELMS of key intellectual property rights related to its proposed business (collectively, the “Carveout Transaction”). All statements herein regarding ELMS’s anticipated business assume the completion of the Carveout Transaction. Forum and ELMS do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Important Information About the Business Combination and Where to Find It

In connection with the proposed business combination with ELMS, Forum filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (“SEC”) and intends to file a definitive proxy statement with the SEC. Forum’s stockholders and other interested persons are advised to read the preliminary proxy statement and any amendments thereto and, when available, the definitive proxy statement, in connection with Forum’s solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, the proposed business combination, because these documents contain important information about Forum, ELMS and the proposed business combination. When available, the definitive proxy statement for the proposed business combination will be mailed to stockholders of Forum as of a record date to be established for voting on the proposed business combination. Forum’s stockholders may also obtain a copy of the preliminary proxy statement and the definitive proxy statement, once available, as well as other documents filed with the SEC by Forum, without charge, at the SEC’s website located at www.sec.gov or by directing a request to: Forum Merger III Corporation, 1615 South Congress Avenue, Suite 103, Delray Beach, FL 33445. The information contained on, or that may be accessed through, the websites referenced in this sponsored post is not incorporated by reference into, and is not a part of, this sponsored post.

Participants in the Solicitation

Forum and its directors and executive officers may be considered participants in the solicitation of proxies with respect to the business combination. Information about the directors and executive officers of Forum and a description of their interests in Forum are set forth in the preliminary proxy statement, which was filed on February 16, 2021 with the SEC, and definitive proxy statement, when it is filed with the SEC, in connection with the proposed business combination. These documents can be obtained free of charge from the sources indicated above.

ELMS and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Forum in connection with the business combination. A list of the names of such directors and executive officers and information regarding their interests in the business combination are set forth in the preliminary proxy statement, which was filed on February 16, 2021 with the SEC, and definitive proxy statement, when it is filed with the SEC, in connection with the proposed business combination. These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This sponsored post shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the business combination. This sponsored post shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The link to the sponsored post is as follows: https://electrek.co/2021/04/07/elms-electric-delivery-last-mile/

Important Information About the Business Combination and Where to Find It

In connection with the Business Combination, Forum filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (“SEC”) and intends to file a definitive proxy statement with the SEC. Forum’s stockholders and other interested persons are advised to read the preliminary proxy statement and any amendments thereto and, when available, the definitive proxy statement, in connection with Forum’s solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, the Business Combination, because these documents contain important information about Forum, ELM and the Business Combination. When available, the definitive proxy statement for the Business Combination will be mailed to stockholders of Forum as of a record date to be established for voting on the Business Combination. Forum’s stockholders may also obtain a copy of the preliminary proxy statement and the definitive proxy statement, once available, as well as other documents filed with the SEC by Forum, without charge, at the SEC’s website located at www.sec.gov or by directing a request to: Forum Merger III Corporation, 1615 South Congress Avenue, Suite 103, Delray Beach, FL 33445.

Participants in the Solicitation

Forum and its directors and executive officers may be considered participants in the solicitation of proxies with respect to the business combination. Information about the directors and executive officers of Forum and a description of their interests in Forum are set forth in the preliminary proxy statement, which was filed on February 16, 2021 with the SEC, and definitive proxy statement, when it is filed with the SEC, in connection with the proposed business combination. These documents can be obtained free of charge from the sources indicated above. ELM and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Forum in connection with the business combination. A list of the names of such directors and executive officers and information regarding their interests in the business combination are set forth in the preliminary proxy statement, which was filed on February 16, 2021 with the SEC, and definitive proxy statement, when it is filed with the SEC, in connection with the proposed business combination. These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This filing shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This filing shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This filing includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forum’s and ELM’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Forum’s and ELM’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination, the size, demands and growth potential of the markets for ELM’s products and ELM’s ability to serve those markets, ELM’s ability to develop innovative products and compete with other companies engaged in the commercial delivery vehicle industry and/or the electric vehicle industry, ELM’s ability to attract and retain customers, the estimated go to market timing and cost for ELM’s products, the implied valuation of ELM and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Forum’s and ELM’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement and plan of merger (“Merger Agreement”) relating to the Business Combination or could otherwise cause the Business Combination to fail to close; (2) the inability of ELM to (x) execute the transaction agreements for the Carveout Transaction (as defined below) that are in form and substance acceptable to Forum (at Forum’s sole discretion), (y) acquire a leasehold interest or fee simple title to the Indiana manufacturing facility or (z) secure key intellectual property rights related to its proposed business; (3) the outcome of any legal proceedings that may be instituted against Forum or ELM following the announcement of the Business Combination; (4) the inability to complete the Business Combination, including due to failure to obtain approval of the stockholders of Forum or other conditions to closing in the Merger Agreement; (5) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the Business Combination; (6) the inability to obtain the listing of the common stock of the post-acquisition company on the Nasdaq Stock Market or any alternative national securities exchange following the Business Combination; (7) the risk that the announcement and consummation of the Business Combination disrupts current plans and operations; (8) the inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the Business Combination; (10) changes in applicable laws or regulations; (11) the possibility that ELM may be adversely affected by other economic, business, and/or competitive factors; (12) the impact of COVID-19 on the combined company’s business; and (13) other risks and uncertainties indicated from time to time in the proxy statement filed relating to the Business Combination, including those under the “Risk Factors” section therein, and in Forum’s other filings with the SEC. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that Forum and ELM consider immaterial or which are unknown. Forum and ELM caution that the foregoing list of factors is not exclusive. Forum and ELM caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. ELM is currently engaged in limited operations only and its ability to carry out its business plans and strategies in the future are contingent upon the closing of the Business Combination. The consummation of the Business Combination is subject to, among other conditions, (i) the execution and effectiveness of transaction agreements by ELM with SF Motors, Inc. (d/b/a SERES) (“SERES”), including as contemplated by the term sheet entered into by ELM and SERES, that are each in form and substance acceptable to Forum (at Forum’s sole discretion), (ii) the acquisition by ELM of a leasehold interest or fee simple title to the Indiana manufacturing facility prior to the Business Combination, and (iii) the securing by ELM of key intellectual property rights related to its proposed business (collectively, the “Carveout Transaction”). All statements herein regarding ELM’s anticipated business assume the completion of the Carveout Transaction. Forum and ELM do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.